For More Information: Pam Sullivan Phase Forward (781) 902-4502 pam.sullivan@phaseforward.com	Press Contact: Brian Gendron SHIFT Communications (617) 681-1226 bgendron@shiftcomm.com

GLAXOSMITHKLINE STANDARDIZES ON PHASE FORWARD’S INFORM EDC SOLUTION

— Pharmaceutical Leader to Utilize InForm Globally to Increase Internal Capacity and
Reduce the Cost of Performing Clinical Trials —

Waltham, MA – August 10, 2004 – Phase Forward (NASDAQ: PFWD), a leading provider of data management solutions for clinical trials and drug safety, announced today that GlaxoSmithKline (GSK) has signed a multi-year technology agreement to standardize its method of capturing clinical data utilizing Phase Forward’s InForm™ electronic data capture (EDC) solution. Already a customer of Phase Forward’s Clintrial™ clinical data management solution (CDMS), GSK will deploy InForm and Phase Forward consulting and support services across its Phase I-IV clinical trials. Phase Forward believes that, as GSK delivers its robust and expanding R&D pipeline, the use of the InForm solution will help GSK optimize the development process, enabling a reduction in overall program costs, enhanced decision making, and boost internal capacity.

“This electronic data management initiative promises to be an important tool in managing a larger number of trials while restraining costs,” said Ted Chin, GSK eDM project leader and VP of Biometrics and Data Sciences, GSK.

Phase Forward believes that by leveraging the web-based InForm solution to conduct studies globally, GSK will be able to expedite data capture and benefit from higher quality data, which will be visible and accessible earlier than using the traditional paper-based process. By streamlining development processes utilizing EDC, GSK expects to realize improved cycle times, more timely decisions on numbers of evaluable subjects per study, earlier decision-making from pivotal studies, and a reduction in the elapsed time to start on follow-on studies.

GSK selected Phase Forward to play this important role in its electronic data management (eDM) initiative based on a number of key factors: Phase Forward’s ability to support GSK’s long-term growth strategy, experience serving a large, global installed base, and leadership position in the industry. Through this expanded relationship, Phase Forward plans to work with GSK to provide a state-of-the-art architecture that Phase Forward believes will result in a highly scalable, interoperable environment for eDM.

“The competitive nature of the pharmaceutical marketplace drives companies to speed product time to market. Leading organizations such as GSK are taking measures to enhance the efficiency of the clinical trial process in order to increase trial capacity, reduce their R&D costs, and ultimately compress clinical development time,” said Steve Powell, VP/GM International Operations, Phase Forward. “GSK recognizes that flexibility, functionality, and scalability are critical attributes for an electronic data management solution that supports global clinical trials, and we are pleased to provide its chosen solution. We look forward to assisting GSK establish a new global standard for streamlined clinical development processes.”

About Phase Forward

Phase Forward is a provider of integrated enterprise-level software products, services, and hosted solutions for use in the clinical trial component of its customers’ global research and development initiatives. Phase Forward’s customers include pharmaceutical, biotechnology, and medical device companies, as well as academic institutions, clinical research organizations, and other entities engaged in clinical trials. By automating essential elements of the clinical trial process, the Company believes its products allow its customers to accelerate the market introduction of new medical therapies and corresponding revenue, reduce overall research and development expenditures, enhance existing data quality control efforts, and reduce clinical and economic risk. Phase Forward believes its enterprise software and hosted solutions are the most widely adopted commercial data capture, data management, and adverse event reporting solutions in the clinical trial marketplace, having been utilized in over 10,000 clinical trials involving more than 1,000,000 clinical trial study participants and 300 therapeutic compounds and medical devices. Phase Forward’s customer base of over 220 customers is comprised of the leading pharmaceutical, biotechnology, medical device, and clinical research organizations, including AstraZeneca Pharmaceuticals LP, Aventis S.A., Biogen Idec Inc., Eli Lilly and Company, GlaxoSmithKline plc, Guidant Corporation, Institut de Recherches Internationales Servier, Pfizer Canada, The Procter & Gamble Company, Sanofi-Synthélabo, Schering-Plough Research Institute, and Serono S.A.. Phase Forward is headquartered in Waltham, Massachusetts with offices in the United Kingdom, Australia, France, and Japan. Additional information about Phase Forward is available at www.phaseforward.com.

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Phase Forward’s expectations concerning the performance of its products and services, the ability of its customers to realize benefits from the use of its products and services, and the ability of Phase Forward to develop new and improved technologies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Phase Forward’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, the ability of Phase Forward to prove the superiority of its new technologies and the rate at which Phase Forward’s customers are able to adopt and benefit from the use of Phase Forward technologies. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Phase Forward undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Phase Forward, see the disclosure contained in Phase Forward’s public filings with the Securities and Exchange Commission including, without limitation, its most recent Registration Statement on Form S-1.

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